United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2018

sustainable Projects group inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54875	81-5445107
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2316 Pine Ridge Road, 383 Naples, Florida	34109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       239-316-4593

Sustainable Petroleum Group Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Sustainable Projects Group Inc.	Page 2

Information to be included in report

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

Pursuant to the terms and conditions of an asset purchase agreement dated for reference May 22, 2018 between Sustainable Projects Group Inc. and Global Gaming Media Inc., SPGX acquired certain assets used in the business of Global Gaming Media Inc., including, without limitation, an application for Florida lotteries, all software rights to the Gator Lotto Software, and the domain name www.gatorlotto.com (collectively, the “Assets”). As consideration for the purchase of the Assets, SPGX will issue 100,000 restricted shares of common stock in the capital of SPGX to Global Gaming Media Inc. for a purchase price of $400,000. See Exhibit 10.12 - Asset Purchase Agreement for more details.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 21, 2018 both Dr. Philip Grothe and Suha Hächler resigned as directors of SPGX and Lilibeth Fani Grunder consented to and was appointed as an additional director of SPGX, by consent resolutions of the board of directors.

The board of directors and management of SPGX currently consists of Stefan Mühlbauer as a director and as the Chief Executive Officer, the Treasurer, the Corporate Secretary and the Chief Communications Officer of SPGX, Christian Winzenried as a director and as the President and Chief Financial Officer of SPGX, and Lilibeth Fani Grunder as a director of SPGX.

Stefan Mühlbauer (39 years old) has been the Chief Communications Officer of SPGX and a director of SPGX since February 2017, and has been the Treasurer and Corporate Secretary of SPGX since January 2018, and was the Chief financial officer of SPGX from January to May 2018. During the past five years, Mr. Mühlbauer has served as CEO of Arma Communications Inc, a business development and marketing Agency in Naples, Florida since 2013. Additionally Mr. Mühlbauer serves as managing partner for Eagle Run Capital Inc. Previously, Mr. Mühlbauer held positions with several leading investment banks in Europe. Mr. Mühlbauer was the Chief Operating Officer at Silvia Quandt & Cie AG where he was responsible for building up the institution’s research and corporate finance activities. Mr. Mühlbauer received his degree in Finance from the University of Miami.

Christian Winzenried (55 years old) has been the President of SPGX and a director of SPGX since February 2017, and was the Chief Executive Officer of SPGX from February 2017 to May 2018. During the past five years, Mr. Winzenried has been an entrepreneur and executive officer in several companies, including zeb/, a European management consultancy company in the finance sector where he was responsible for the development of business projects in the regional markets of Germany, Switzerland and Austria. As well, for more than 20 years, Mr. Winzenried has taught IT Management, Quality Management Systems, Business Development, Marketing, Leadership, HRM, and SME Startup Founding processes at several Business Management Schools. Mr. Winzenried holds a CAS in Enterpreneural Leadership SMEs from the University of Applied Sciences and Arts North-western Switzerland FHNW, a Master in Science - B.A. in MIS/IT of the University of Wales and GSBA/CEIBS, a Diploma in economics computer science, and is also internationally certified in ITIL (IT Service Management) and IPMA (Project- and Process Management) and certified for service marketing and international marketing at the Law and Economics Faculty of the University of Berne.

Lilibeth Fani Grunder (37 years old) has been a director of SPGX since May 2018. During the past five years, Ms. Fani Grunder has been an account operations specialist with Nike in Switzerland and previous to that CEO of Timet in Zurich Switzerland.

SPGX does not have any committees, and therefore no directors or officers have served or do serve on any committees, other than the audit committee, which the three directors currently are members. Neither Dr. Philip Grothe nor Suha Hächler resigned as a result of any disagreement with SPGX.

During the past three years, none of the current directors or officers have served as a director of any listed companies.

There is no family relationship among the directors or officers of SPGX. However, Ms. Fani Grunder is the sister of Christopher Grunder, a principal shareholder of SPGX.

During the last two years, there has been no transaction or proposed transaction that SPGX was or is a party to in which any of the current directors or officers had or is to have a direct or indirect material interest, except for the Services Agreement dated August 1, 2017 between SPGX and Dr. Philip Grothe. See Exhibit 10.7 - Services Agreement for more details.

SPGX has not entered into any material plan, contract, or arrangement (whether or not written) with any of any of current directors or officers.

Form 8-K	Sustainable Projects Group Inc.	Page 3

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.12 is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.12 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit	Description

10.7

Services Agreement dated August 1, 2017 between Sustainable Petroleum Group Inc. and Dr. Philip Grothe, filed as an exhibit to SPGX’s Form 10-K (Annual Report) filed on August 31, 2017, and incorporated herein by reference.

Filed

10.12	Asset Purchase Agreement dated for reference May 22, 2018 between Sustainable Projects Group Inc. and Global Gaming Media Inc.	Included

Form 8-K	Sustainable Projects Group Inc.	Page 4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sustainable Projects Group Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SUStainable Projects group inc.

Dated: May 31, 2018	By:	/s/ Stefan Mühlbauer
Stefan Mühlbauer – CEO